Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): November 10, 2003




                        Commission File Number:   0-30018



                             MERIDIAN HOLDINGS, INC.
             (Exact name of registrants specified in its charter)




               COLORADO                                 52-2133742

     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)


                         900 Wilshire Avenue, Suite 500
                          Los Angeles, California 90017
                       (213) 627-8878 Fax: (213) 627-9183



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

ITEM  1.  Changes in Control of Registrant                      Not  Applicable

ITEM  2.  Acquisition  or  Disposition  of  Assets              Not  Applicable

ITEM  3.  Bankruptcy  or  Receivership                          Not  Applicable

ITEM  4.  Changes  in  Registrant's  Certifying  Accountant     Not  Applicable

ITEM  5.  Other  Materially  Important  Events

On November 5, 2003, the board of directors approved the appointment of Mr. Michael S. Muldavin, as a new member of the Board of Directors, of the registrant, following the acceptance of the resignation of Mr. Scott Wellman, Esq., as a member of the board of directors.

ITEM  6.  Resignation  of  Registrant's  Directors

On November 5, 2003, the registrant accepted the resignation of Mr. Scott Wellman as a member of the Board of Directors.

ITEM  7.    FINANCIAL  STATEMENTS  AND  EXHIBITS
     (a)    FINANCIAL  STATEMENTS  OF  BUSINESSES  ACQUIRED.     (None)
     (b)    EXHIBITS.

ITEM  8:  Change in Fiscal year                                 Not Applicable

ITEM  9:  Regulation FD Disclosure

On November 10, 2003, the registrant issued a press release announcing the appointment of Mr. Michael S. Muldavin, as the new member of the board of directors, as well as the resignation of Mr. Scott Wellman from the board of directors of the registrant.

EXHIBIT ITEM.     DESCRIPTION
------------     -------------

Exhibit  99.1  -  Copy of the Press Release of November 10, 2003 announcing the appointment of Mr. Michael S. Muldavin as a new board member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Meridian  Holdings,  Inc.
                                          (Registrant)

Date:  November 10, 2003              By:/s/  Anthony  C.  Dike
                                      -------------------------
                                          Anthony  C.  Dike
                                 (Chairman, Chief Executive Officer)

EXHIBIT  99.1

FOR  IMMEDIATE  RELEASE:     Monday,  November  10,  2003

                 MERIDIAN HOLDINGS, INC.  NAMES NEW BOARD MEMBER

LOS ANGELES, CALIF.--Anthony C. Dike, MD, Chairman of Meridian Holdings, Inc. (OTC BB: MRDH; www.meho.com) announced today the appointment of Mr. Michael Muldavin of Ribera, New Mexico, to the company's board of directors. Mr.Muldavin's appointment fills the vacancy created by the resignation of Mr. Scott Wellman, Esq.

Mr. Muldavin, is the Chairman of Sandock Fund, Sandock Investment Trust and Benchmark Company Group.

He was formerly the associate dean and clinical professor of medicine at the University of California, Irvine, College of Medicine. He was also a Medical Economist for California State Department of Public Health, and assisted in the drafting of Medi-Cal legislation in 1967-1968 period.

Earlier in his career as a WWII veteran, he served as the Chief of Labor Administration in Japan, under General MacArthur.

Mr. Muldavin holds a Bachelors of Science degree in Mathematics and Engineering, Masters of Science degree in Economics and Public Health, Juris Doctorate degree with specialization in administrative law, all degrees from Harvard University. He also holds a Masters in Public Health degree from UCLA School of Public Health.

"We are very delighted that Mr. Muldavin has agreed to join us as a new board member, his in-depth knowledge in capital market and healthcare services industry will be a great asset to our Company. He brings a wealth of expertise and experience to Meridian, particularly in areas of Corporate Transactions, Investments, and Healthcare services industry, which we believe will help our Company accomplish our business objectives with respect to growth and international alliances. " said Dike.

MERIDIAN HOLDINGS, INC. is a healthcare services and technology company. Meridian's network of affiliated companies is designed to encourage maximum leverage of information technology, operational excellence, industry expertise, and synergistic business opportunities. Meridian is committed to building shareholder value by positioning affiliated companies as independent business entities in which Meridian shareholders enjoy equity participation.

For additional information about Meridian and its affiliated companies, visit the company's web site at www.meho.com.
                          ------------

Statements in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Material that is forward-looking may contain statements about expected future events and/or financial results that is forward-looking in nature. Editors and investors are cautioned that such forward-looking statements invoke risk and uncertainties that may cause the Company's results to differ from such forward-looking statements. These include, but are not limited to, economic, competitive, governmental, technological, and other factors discussed in the statements and/or in the Company's filings with the Securities and Exchange Commission.
                                      #  #  #

CONTACT:  Anthony  C.  Dike,  M.D.
          Chairman/CEO
          Meridian  Holdings,  Inc.
          213-627-8878
          www.meho.com
         ----------------